Exhibit 4.1

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC) ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR THE INDIVIDUAL NOTES REPRESENTED HEREBY, THIS GLOBAL NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND THIS NOTE MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OR OUTSIDE THE UNITED STATES IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT AND, IN EACH CASE, IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER JURISDICTION. EACH PURCHASER OF THIS NOTE IS HEREBY NOTIFIED THAT THE SELLER OF THIS NOTE MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.

THE HOLDER OF THIS NOTE AGREES FOR THE BENEFIT OF THE COMPANY THAT (A) THIS NOTE MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (I) TO THE COMPANY, (II) WITHIN THE UNITED STATES TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (III) TO AN “ACCREDITED INVESTOR” WITHIN THE MEANING OF RULE 501(A)(1),(2),(3) OR (7) UNDER THE SECURITIES ACT THAT, PRIOR TO SUCH TRANSFER, FURNISHES THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE TRANSFER OF THIS NOTE (THE FORM OF WHICH CAN BE OBTAINED

FROM THE TRUSTEE) AND, IF SUCH TRANSFER IS IN RESPECT OF AN AGGREGATE PRINCIPAL AMOUNT OF NOTES LESS THAN $250,000, AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY THAT SUCH TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT, (IV) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 904 UNDER THE SECURITIES ACT, (V) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE) OR (VI) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH OF CASES (I) THROUGH (VI) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS NOTE FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN (A) ABOVE.

OLIN CORPORATION

6.75% Senior Notes due 2016

CUSIP No. 680665 AE 6

ISIN No. US680665AE66

No. 001	$124,983,000

OLIN CORPORATION, a Virginia corporation (the “Company”), promises to pay to Cede & Co., or registered assigns, the principal sum of ONE HUNDRED TWENTY-FOUR MILLION NINE HUNDRED EIGHTY-THREE THOUSAND Dollars ($124,983,000) on June 15, 2016.

Interest Payment Dates: June 15 and December 15.

Record Dates: June 1 and December 1.

Additional provisions of this Note are set forth on the other side of this Note.

Dated: July 28, 2006

IN WITNESS WHEREOF, the Company has caused this Note to be signed manually or by facsimile by its duly authorized officers.

OLIN CORPORATION

By:	/s/ John E. Fischer
Name: John E. Fischer Title: Vice President and Chief Financial Officer

By:	/s/ Stephen C. Curley
Name: Stephen C. Curley
Title: Vice President and Treasurer

TRUSTEE’S CERTIFICATE OF

AUTHENTICATION

This is one of the Debt Securities of the series designated therein referred to in the within mentioned Indenture.

JPMORGAN CHASE BANK, N.A, as Trustee,

By:	/s/ R. Tarnas
Name: R. Tarnas
Title: Authorized Signer

6.75% Senior Notes Due 2016

1.	Interest

Olin Corporation, a Virginia corporation (such corporation, and its successors and assigns under the Indenture hereinafter referred to, being herein called the “Issuer” or the “Company”), promises to pay interest on the principal amount of this Note at the rate per annum shown above; provided, however, that if a Registration Default (as defined in the Registration Rights Agreement dated as of July 28, 2006 among the Company, Banc of America Securities LLC, Citigroup Global Markets Inc. and Wachovia Capital Markets, LLC) occurs, additional interest will accrue on this Note at a rate of 0.25% per annum (increasing by an additional 0.25% per annum after 90 days up to a maximum additional interest rate of 0.50%) from and including the date on which any such Registration Default shall occur to but excluding the date on which all Registration Defaults have been cured. The Company will pay interest semiannually on June 15 and December 15 of each year, commencing December 15, 2006. Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from July 28, 2006. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

2.	Method of Payment

The Company will pay interest on the Notes (except defaulted interest) to the Persons who are registered Holders of Notes at the close of business on the June 1 and December 1 next preceding the interest payment date even if Notes are canceled after the record date and on or before the interest payment date. Holders must surrender Notes to a paying agent to collect principal payments. The Company will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. Payments in respect of the Notes represented by a Global Note (including principal, premium and interest) will be made by wire transfer of immediately available funds to the accounts specified by The Depository Trust Company. The Company will make all payments in respect of a Certificated Note (including principal, premium and interest) by mailing a check to the registered address of each Holder thereof; provided, however, that payments on a Certificated Note will be made by wire transfer to a U.S. dollar account maintained by the payee with a bank in the United States if such Holder elects payment by wire transfer by giving written notice to the Trustee or the paying agent to such effect designating such account no later than 30 days immediately preceding the relevant due date for payment (or such other date as the Trustee may accept in its discretion).

3.	Indenture

This Note is one of a duly authorized issue of debentures, notes, bonds or other evidences of indebtedness of the Company (the “Debt Securities”) of the series hereinafter specified, all issued or to be issued under and pursuant to an indenture dated as of June 26, 2006 (the “Original Indenture”), as amended and supplemented by the First Supplemental Indenture dated as of July 28, 2006 (the “Supplemental Indenture”) (the

Original Indenture, as amended by the Supplemental Indenture is herein called the “Indenture”), duly executed and delivered by the Company to JPMorgan Chase Bank, N.A., as trustee (the “Trustee”), to which the Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the holders of the Debt Securities. This Note is subject to all the provisions of the Indenture, some of which are described herein. This Note is one of a series of Debt Securities designated as the 6.75% Senior Notes due 2016 of the Company (the “Notes”), initially in an aggregate principal amount of $124,983,000 on the Issue Date. Terms used herein which are defined in the Indenture shall have the respective meanings assigned thereto in the Indenture.

4.	Optional Redemption

Except as set forth below, the Company shall not be entitled to redeem the Notes.

The Notes will be redeemable as a whole at any time or in part from time to time, at the option of the Company, on at least 30 but not more than 60 days prior notice (a “Redemption Date”), at a redemption price equal to the greater of (i) 100% of the principal amount of this Note and (ii) the present value of the Remaining Scheduled Payments on the Notes being redeemed on the Redemption Date, discounted to the Redemption Date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined herein) plus 30 basis points, plus, in each case, accrued and unpaid interest on this Note to the Redemption Date (the “Redemption Price”).

“Comparable Treasury Issue” means the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term of this Note to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of this Note. “Independent Investment Banker” means Banc of America Securities LLC and/or Citigroup Global Markets Inc.

“Comparable Treasury Price” means, with respect to any Redemption Date, (i) the average of Reference Treasury Dealer Quotations for such Redemption Date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (ii) if the Company obtains fewer than three such Reference Treasury Dealer Quotations, the average of all such quotations.

“Reference Treasury Dealer” means Banc of America Securities LLC and Citigroup Global Markets Inc. and, at the Company’s option, other primary U.S. Government Securities dealers in New York City selected by the Company.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any Redemption Date, the average, as determined by the Company,

of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Company by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third Business Day preceding such Redemption Date.

“Remaining Scheduled Payments” means, with respect to this Note, the remaining scheduled payments of the principal and interest thereon that would be due after the related Redemption Date but for such redemption; provided, however, that, if such Redemption Date is not an Interest Payment Date with respect to this Note, the amount of the next succeeding scheduled interest payment thereon will be reduced by the amount of interest accrued thereon to such Redemption Date.

“Treasury Rate” means, with respect to any Redemption Date, the rate per year equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expresses as a percentage of its principal amount) equal to the Comparable Treasury Price for such Redemption Date.

Unless the Company defaults in payment of the Redemption Price, on and after the Redemption Date interest will cease to accrue on the Notes or portions thereof called for redemption and those Notes will cease to be outstanding.

5.	Events of Default

In case an Event of Default with respect to the Notes shall have occurred and be continuing, the principal hereof may be declared, and upon such declaration shall become, due and payable, in the manner, with the effect and subject to the conditions provided in the Indenture.

6.	Supplemental Indenture

The Indenture contains provisions permitting the Company and the Trustee, with the consent of the Holders of not less than a majority in aggregate principal amount of the Debt Securities at the time Outstanding of all series to be affected (voting as one class), evidenced as in the Indenture provided, to execute supplemental indentures adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of any supplemental indenture or modifying in any manner the rights of the Holders of the Debt Securities of each such series; provided, however, that no such supplemental indenture shall (i) extend the fixed maturity of any Debt Securities, or reduce the principal amount thereof or any premium thereon or the amount of any Sinking Fund Payment, or reduce the rate or extend the time of payment of interest thereon, or reduce any premium payable upon redemption thereof, without the consent of the Holder of each Debt Security so affected, or (ii) reduce the aforesaid percentage of Debt Securities the consent of the Holders of which is required for any such supplemental indenture, without the consent of the Holders of each Debt Security so affected. It is also provided in the Indenture that, with respect to certain defaults or Events of Default regarding the Debt Securities of any series, prior to any declaration accelerating the maturity of such Debt Securities, the Holders of a majority in aggregate principal amount Outstanding of the Debt Securities of such series (or, in the case of certain defaults or Events of Default, all the Debt Securities) may on behalf of the Holders of all the Debt Securities of such series (or all of the Debt Securities, as the case may be) waive any such past default or Event of Default and its consequences. The preceding sentence shall not, however, apply to a default in the payment of the principal of, premium, if any, or interest, if any, on any of the Debt Securities. Any such consent or waiver by the Holder of this Note (unless revoked as provided in the Indenture) shall be conclusive and binding upon such Holder and upon all future Holders and owners of this Note and any Notes which may be issued in exchange or substitution herefor, irrespective of whether or not any notation thereof is made upon this Note or such other Notes.

7.	Denominations; Exchange

The Notes are issuable in registered form without coupons in denominations of $1,000 and any integral multiple of $1,000. At the office or agency of the Company in the Borough of Manhattan, The City of New York, and in the manner and subject to the limitations provided in the Indenture, but without the payment of any service charge, Notes may be exchanged for a like aggregate principal amount of Notes of other authorized denominations.

Upon due presentment for registration of transfer of this Note at the office or agency of the Company in the Borough of Manhattan, The City of New York, a new Note or Notes of authorized denominations for an equal aggregate principal amount will be issued to the transferee in exchange therefor, subject to the limitations provided in the Indenture, without charge except for any tax or other governmental charge imposed in connection therewith.

8.	Persons Deemed Owners

The Company, the Trustee, any paying agent and any Debt Security registrar may deem and treat the registered Holder hereof as the absolute owner of this Note (whether or not this Note shall be overdue and notwithstanding any notation of ownership or other writing hereon), for the purpose of receiving payment hereof, or on account hereof, and for all other purposes, and neither the Company nor the Trustee nor any paying agent nor any Debt Security registrar shall be affected by any notice to the contrary. All payments made to or upon the order of such registered Holder shall, to the extent of the sum of sums paid, effectually satisfy and discharge liability for moneys payable on this Note.

9.	No Recourse

No recourse for the payment of the principal of, or premium, if any, or interest on this Note, or for any claim based hereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of the Company in the Indenture or any indenture supplemental thereto or in any Note, or because of the creation of any indebtedness represented thereby, shall be had against any incorporator, stockholder, officer or director, as such, past, present or future, of the Company or of any successor corporation, either directly or through the Company or any successor corporation, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

10.	Governing Law

This Note shall be deemed to be a New York contract and for all purposes shall be construed in accordance with the laws of said State.

11.	Authentication

This Note shall not be valid until an authorized signatory of the Trustee (or an authenticating agent) manually signs the certificate of authentication on the other side of this Note.

12.	Abbreviations

Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors Act).

13.	CUSIP Numbers

Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures the Company has caused CUSIP numbers to be printed on the Notes and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

ASSIGNMENT FORM

To assign this Note, fill in the form below:

I or we assign and transfer this Note to

(Print or type assignee’s name, address and zip code)

(Insert assignee’s soc. sec. or tax I.D. No.)

and irrevocably appoint                      agent to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Date:	Your Signature:

Sign exactly as your name appears on the other side of this Note.

In connection with any transfer of any of the Notes evidenced by this certificate occurring prior to the expiration of the period referred to in Rule 144(k) under the Securities Act after the later of the date of original issuance of such Notes and the last date, if any, on which such Notes were owned by the Company or any Affiliate of the Company, the undersigned confirms that such Notes are being transferred in accordance with its terms:

CHECK ONE BOX BELOW

☐	to the Company; or

	1.	☐	pursuant to an effective registration statement under the Securities Act of 1933; or

	2.	☐	inside the United States to a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act of 1933) that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that such transfer is being made in reliance on Rule 144A, in each case pursuant to and in compliance with Rule 144A under the Securities Act of 1933; or

	3.	☐	outside the United States in an offshore transaction within the meaning of Regulation S under the Securities Act in compliance with Rule 904 under the Securities Act of 1933; or

4.	☐	pursuant to the exemption from registration provided by Rule 144 under the Securities Act of 1933; or

5.	☐	to an institutional “accredited investor” (as defined in Rule 501(a)(1),(2),(3) or (7) under the Securities Act of 1933) that has furnished to the Trustee a signed letter containing certain representations and agreements.

Unless one of the boxes is checked, the Trustee will refuse to register any of the Notes evidenced by this certificate in the name of any person other than the registered holder thereof; provided, however, that if box (4) is checked, the Trustee shall be entitled to require, prior to registering any such transfer of the Notes, such legal opinions, certifications and other information as the Company has reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933, such as the exemption provided by Rule 144 under such Act.

Signature
Signature Guarantee:
	Signature must be guaranteed	Signature

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

TO BE COMPLETED BY PURCHASER IF (2) ABOVE IS CHECKED.

The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act of 1933, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned’s foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated:
Notice: To be executed by an executive officer

SCHEDULE OF INCREASES OR DECREASES IN GLOBAL NOTE

The following increases or decreases in this Global Note have been made:

Date of Exchange	Amount of decrease in Principal amount of this Global Note	Amount of increase in Principal amount of this Global Note	Principal amount of this Global Note following such decrease or increase	Signature of authorized officer of Trustee or Notes Custodian

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Note purchased by the Company pursuant to Section 5.01 of the First Supplemental Indenture, check the box:

If you want to elect to have only part of this Note purchased by the Company pursuant to Section 5.01 of the First Supplemental Indenture, state the amount in principal amount: $

Date:	Your Signature:
(Sign exactly as your name appears on the other side of this Note.)

Signature Guarantee:
(Signature must be guaranteed)

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.